Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-230993 on Form S-3 and Registration Statement Nos. 333- 185142, 333-217253, and 333- 268953 on Form S-8 of our reports dated February 24, 2023, relating to the consolidated financial statements of Pacific Premier Bancorp, Inc. and subsidiaries and the effectiveness of Pacific Premier Bancorp's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Costa Mesa, CA
February 24, 2023